Triumph Group, Inc.
Release of Historical Information Under New Segments
(dollars in thousands)
(unaudited)

EXHIBIT 99.1
SEGMENTS
Effective April 2016, the Company realigned into four reportable segments: the Integrated Systems, the Aerospace Structures, the Precision Components and the Product Support segments. The Company’s reportable segments are aligned with how the business is managed and views the markets that the Company serves. The Chief Operating Decision Maker (the "CODM") evaluates performance and allocates resources based upon review of segment information. The CODM utilizes earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”) as a primary measure of segment profitability to evaluate performance of its segments and allocate resources.
Integrated Systems consists of the Company’s operations that provide integrated solutions including design, development and support of proprietary components, subsystems and systems, as well as production of complex assemblies using external designs.  Capabilities include hydraulic, mechanical and electro-mechanical actuation, power and control; a complete suite of aerospace gearbox solutions including engine accessory gearboxes and helicopter transmissions; active and passive heat exchange technology; fuel pumps, fuel metering units and Full Authority Digital Electronic Control fuel systems; hydro-mechanical and electromechanical primary and secondary flight controls; and a broad spectrum of surface treatment options.
Aerospace Structures consists of the Company’s operations that supply commercial, business, regional and military manufacturers with large metallic and composite structures. Products include wings, wing boxes, fuselage panels, horizontal and vertical tails and sub-assemblies such as floor grids. Inclusive of most of the former Vought Aircraft Division, Aerospace Structures also has the capability to engineer detailed structural designs in metal and composites.
Precision Components consists of the Company’s operations that produce close-tolerance parts primarily to customer designs and model-based definition, including a wide range of aluminum, hard metal and composite structure capabilities. Capabilities include complex machining, gear manufacturing, sheet metal fabrication, forming, advanced composite and interior structures, joining processes such as welding, autoclave bonding and conventional mechanical fasteners and a variety of special processes including: super plastic titanium forming, aluminum and titanium chemical milling and surface treatments.
Product Support consists of the Company’s operations that provide full life cycle solutions for commercial, regional and military aircraft. The Company’s extensive product and service offerings include full post-delivery value chain services that simplify the MRO supply chain. Through its line maintenance, component MRO and postproduction supply chain activities, Product Support is positioned to provide integrated planeside repair solutions globally. Capabilities include fuel tank repair, metallic and composite aircraft structures, nacelles, thrust reversers, interiors, auxiliary power units and a wide variety of pneumatic, hydraulic, fuel and mechanical accessories.
Segment Adjusted EBITDA is total segment revenue reduced by operating expenses (less depreciation and amortization) identifiable with that segment. Corporate includes general corporate administrative costs and any other costs not identifiable with one of the Company’s segments.
Non-GAAP Financial Measures
We prepare and publicly release quarterly unaudited financial statements prepared in accordance with U.S. GAAP. In accordance with Securities and Exchange Commission (the "SEC") guidance on Compliance and Disclosure Interpretations, we also disclose and discuss certain non-GAAP financial measures in our public releases. Currently, the non-GAAP financial measure that we disclose is Adjusted EBITDA, which is our income from continuing operations before interest, income taxes, amortization of acquired contract liabilities, curtailments, settlements and early retirement incentives, legal settlements and depreciation and amortization. We disclose

Triumph Group, Inc.
Release of Historical Information Under New Segments
(dollars in thousands)
(unaudited)

Adjusted EBITDA on a consolidated and a reportable segment basis in our earnings releases, investor conference calls and filings with the SEC. The non-GAAP financial measures that we use may not be comparable to similarly titled measures reported by other companies. Also, in the future, we may disclose different non-GAAP financial measures in order to help our investors more meaningfully evaluate and compare our future results of operations to our previously reported results of operations.
We view Adjusted EBITDA as an operating performance measure and, as such, we believe that the U.S. GAAP financial measure most directly comparable to it is income from continuing operations. In calculating Adjusted EBITDA, we exclude from income from continuing operations the financial items that we believe should be separately identified to provide additional analysis of the financial components of the day-to-day operation of our business. We have outlined below the type and scope of these exclusions and the material limitations on the use of these non-GAAP financial measures as a result of these exclusions. Adjusted EBITDA is not a measurement of financial performance under U.S. GAAP and should not be considered as a measure of liquidity, as an alternative to net income (loss), income from continuing operations, or as an indicator of any other measure of performance derived in accordance with U.S. GAAP. Investors and potential investors in our securities should not rely on Adjusted EBITDA as a substitute for any U.S. GAAP financial measure, including net income (loss) or income from continuing operations. In addition, we urge investors and potential investors in our securities to carefully review the reconciliation of Adjusted EBITDA to income from continuing operations set forth below, in our earnings releases and in other filings with the SEC and to carefully review the U.S. GAAP financial information included as part of our Quarterly Reports on Form 10-Q and our Annual Reports on Form 10-K that are filed with the SEC, as well as our quarterly earnings releases, and compare the GAAP financial information with our Adjusted EBITDA.
Adjusted EBITDA is used by management to internally measure our operating and management performance and by investors as a supplemental financial measure to evaluate the performance of our business that, when viewed with our U.S. GAAP results and the accompanying reconciliation, we believe provides additional information that is useful to gain an understanding of the factors and trends affecting our business. We have spent more than 20 years expanding our product and service capabilities, partially through acquisitions of complementary businesses. Due to the expansion of our operations, which included acquisitions, our income from continuing operations has included significant charges for depreciation and amortization. Adjusted EBITDA excludes these charges and provides meaningful information about the operating performance of our business, apart from charges for depreciation and amortization. We believe the disclosure of Adjusted EBITDA helps investors meaningfully evaluate and compare our performance from quarter to quarter and from year to year. We also believe Adjusted EBITDA is a measure of our ongoing operating performance because the isolation of non-cash charges, such as depreciation and amortization, and non-operating items, such as interest and income taxes, provides additional information about our cost structure and, over time, helps track our operating progress. In addition, investors, securities analysts and others have regularly relied on Adjusted EBITDA to provide a financial measure by which to compare our operating performance against that of other companies in our industry.
Set forth below are descriptions of the financial items that have been excluded from our income from continuing operations to calculate Adjusted EBITDA and the material limitations associated with using this non-GAAP financial measure as compared to income from continuing operations:

•
Legal settlements may be useful for investors to consider because it reflects gains or losses from disputes with third parties. We do not believe these earnings necessarily reflect the current and ongoing cash earnings related to our operations.

•
Curtailments, settlements and early retirement incentives may be useful for investors to consider because they represent the current period impact of the change in the defined benefit obligation due to the reduction in future service costs as well as the incremental cost of retirement incentive benefits paid to participants. We do not believe these earnings necessarily reflect the current and ongoing cash earnings related to our operations.

Triumph Group, Inc.
Release of Historical Information Under New Segments
(dollars in thousands)
(unaudited)

•
Amortization of acquired contract liabilities may be useful for investors to consider because it represents the non-cash earnings on the fair value of off-market contracts acquired through acquisitions. We do not believe these earnings necessarily reflect the current and ongoing cash earnings related to our operations.

•
Amortization expense (including intangible asset impairments) may be useful for investors to consider because it represents the estimated attrition of our acquired customer base and the diminishing value of product rights and licenses. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure.

•
Depreciation may be useful for investors to consider because it generally represents the wear and tear on our property and equipment used in our operations. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure.

•
The amount of interest expense and other we incur may be useful for investors to consider and may result in current cash inflows or outflows. However, we do not consider the amount of interest expense and other to be a representative component of the day-to-day operating performance of our business.

•
Income tax expense may be useful for investors to consider because it generally represents the taxes which may be payable for the period and the change in deferred income taxes during the period and may reduce the amount of funds otherwise available for use in our business. However, we do not consider the amount of income tax expense to be a representative component of the day-to-day operating performance of our business.

Management compensates for the above-described limitations of using non-GAAP measures only to supplement our U.S. GAAP results and to provide additional information that is useful to gain an understanding of the factors and trends affecting our business.

Triumph Group, Inc.
Release of Historical Information Under New Segments
(dollars in thousands)
(unaudited)

The Company does not accumulate net sales information by product or service or groups of similar products and services and, therefore, the Company does not disclose net sales by product or service because to do so would be impracticable. Excluded from our income from continuing operations to calculate consolidated Adjusted EBITDA are a legal settlement charge (gain), net of $12,400 and $(6,924) during the third quarter and fourth quarter, respectively, of the fiscal year ended March 31, 2016. Also excluded from our income from continuing operations to calculate consolidated Adjusted EBITDA are curtailments, settlements and early retirement incentives charges (gains) of $2,863 and $(4,107) during the first quarter and fourth quarter, respectively, of the fiscal year ended March 31, 2016. Excluded from our income from continuing operations to calculate consolidated Adjusted EBIDTA for the first quarter of the fiscal year ended March 31, 2015 is a legal settlement gain, net of $134,693. Selected financial information for each reportable segment is as follows:

	Fiscal 2016				Fiscal 2015
	June 30	Sept. 30	Dec. 31 (5)	Mar. 31 (6)	June 30 (1) (2)	Sept. 30	Dec. 31 (3) (4)	Mar. 31
Net sales:
Integrated Systems	$258,571	$261,481	$271,849	$302,802	$202,177	$271,442	$259,726	$280,922
Aerospace Structures	395,120	385,471	346,639	423,620	356,696	377,982	332,570	454,387
Precision Components	265,141	265,825	250,284	280,357	294,179	294,904	271,018	301,491
Product Support	74,745	73,777	78,127	84,745	67,608	74,343	80,690	81,372
Elimination of inter-segment sales	(33,939)	(31,780)	(33,033)	(33,730)	(23,755)	(24,548)	(26,587)	(37,895)
	$959,638	$954,774	$913,866	$1,057,794	$896,905	$994,123	$917,417	$1,080,277

Income before income taxes:
Operating income (expense):
Integrated Systems	$50,557	$51,100	$52,321	$66,671	$37,742	$46,184	$40,262	$59,370
Aerospace Structures	41,798	36,682	(210,938)	(1,222,182)	30,618	29,586	(128,504)	43,043
Precision Components	24,905	25,457	24,106	1,266	37,811	40,452	25,874	42,589
Product Support	9,987	9,125	12,402	(6,537)	10,504	11,620	12,490	13,317
Corporate	(19,381)	(12,317)	(4,141)	(21,987)	123,849	(13,144)	(11,388)	(17,602)
	107,866	110,047	(126,250)	(1,182,769)	240,524	114,698	(61,266)	140,717
Interest expense and other	18,116	15,631	15,792	18,502	42,360	15,386	13,573	14,060
	$89,750	$94,416	$(142,042)	$(1,201,271)	$198,164	$99,312	$(74,839)	$126,657

Depreciation and amortization:
Integrated Systems	$10,518	$10,139	$10,659	$10,770	$8,174	$9,756	$9,849	$9,749
Aerospace Structures	15,933	15,646	16,066	16,271	15,924	15,720	15,771	16,077
Precision Components	14,221	13,972	11,407	19,502	10,940	10,985	11,248	13,303
Product Support	2,462	2,428	2,462	3,657	1,877	1,926	2,334	2,422
Corporate	400	390	434	418	636	627	606	399
	$43,534	$42,575	$41,028	$50,618	$37,551	$39,014	$39,808	$41,950

Impairment charge of intangible assets:
Integrated Systems	$—	$—	$—	$400	$—	$—	$—	$—
Aerospace Structures	—	—	229,200	644,761	—	—	—	—
	$—	$—	$229,200	$645,161	$—	$—	$—	$—

Triumph Group, Inc.
Release of Historical Information Under New Segments
(dollars in thousands)
(unaudited)

	Fiscal 2016				Fiscal 2015
	June 30	Sept. 30	Dec. 31 (5)	Mar. 31 (6)	June 30 (1) (2)	Sept. 30	Dec. 31 (3) (4)	Mar. 31
Amortization of acquired contract liabilities, net:
Integrated Systems	$10,501	$10,011	$9,804	$11,269	$3,850	$10,082	$11,090	$11,992
Aerospace Structures	23,778	19,430	23,831	20,485	3,620	3,315	3,054	23,715
Precision Components	819	963	790	682	1,497	1,468	1,357	693
	$35,098	$30,404	$34,425	$32,436	$8,967	$14,865	$15,501	$36,400

Adjusted EBITDA:
Integrated Systems	$50,574	$51,228	$53,176	$58,078	$42,066	$45,858	$39,021	$57,127
Aerospace Structures	33,953	32,898	20,997	(581,635)	42,922	41,991	(115,787)	35,405
Precision Components	38,307	38,466	34,723	21,656	47,254	49,969	35,765	55,199
Product Support	12,449	11,553	16,764	(2,880)	12,381	13,546	14,824	15,739
Corporate	(16,118)	(11,927)	(3,707)	(25,676)	(10,208)	(12,517)	(10,782)	(17,203)
	$119,165	$122,218	$121,953	$(530,457)	$134,415	$138,847	$(36,959)	$146,267

Capital expenditures:
Integrated Systems	$3,853	$6,012	$10,444	$7,833	$5,326	$8,987	$6,842	$5,279
Aerospace Structures	6,571	8,895	8,028	4,102	6,525	6,638	5,856	8,810
Precision Components	6,713	4,413	5,853	3,644	9,423	17,990	11,304	10,474
Product Support	622	711	714	653	1,680	2,353	1,392	220
Corporate	257	81	196	452	123	29	702	51
	$18,016	$20,112	$25,235	$16,684	$23,077	$35,997	$26,096	$24,834

	March 31,
	2016	2015
Total Assets:
Integrated Systems	$1,371,178	$1,305,193
Aerospace Structures	1,792,805	3,082,127
Precision Components	1,297,886	1,167,475
Product Support	350,674	375,830
Corporate	22,550	25,700
	$4,835,093	$5,956,325

(1)	Includes the results of the GE Aviation - Hydraulic Actuation acquisition from June 27, 2014 (date of acquisition) through March 31, 2015.

(2)	Includes the Gain on Legal Settlement, net ($134,693) from the settlement of the trade secret litigation with Eaton Corporation.

(3)	Includes the results of the North American Aircraft Services, Inc. and its affiliates acquisition from October 17, 2014 (date of acquisition) through March 31, 2015.

(4)
Includes the results of the assumption of Spirit AeroSystems Holdings, Inc. - Gulfstream G650 and G280 wing programs from December 30, 2014 (date of acquisition) through March 31, 2015, and a provision for forward losses of approximately $151,992 associated with our long-term contract on the Boeing 747-8 program.

(5)
Includes the results of the Fairchild Controls Corporation acquisition from October 21, 2015 (date of acquisition) through March 31, 2016 and impairment of the Vought tradename intangible asset of $229,200.

(6)
Includes impairment of goodwill and tradename intangible assets of $645,161, forward losses on the Bombardier Global 7000/8000 and Boeing 747-8 programs of $561,158 and restructuring charges of $80,956 related to the 2016 Restructuring Plan.